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                                                                    Exhibit 23.1

                         CONSENT OF ERNST & YOUNG LLP,
                 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-75798) and in the Registration Statements (Form S-8 Nos. 333-49012 and 333-115183) pertaining to the 1992 Stock Option Plan, 2000 Equity Incentive Plan, 2000 Non Employee Directors' Stock Option Plan and the 2000 Employee Stock Purchase Plan of Endwave Corporation of our report dated September 19, 2004, with respect to the financial statements of JCA Technology, Inc. for the years ended December 28, 2003 and December 29, 2002 included in this current report on Form 8-K/A of Endwave Corporation.


                                              /s/ ERNST & YOUNG LLP


San Jose, California
October 1, 2004